                            CAPITAL CALL AGREEMENT

          CAPITAL CALL AGREEMENT (as amended, supplemented or modified from time to time, this "Agreement"), dated as of May 29, 1998, made by and among J.F. Lehman Equity Investors L.P. ("JFLEI"), Elgar Holdings, Inc. ("Holdings"), Elgar Electronics Corporation (the "Borrower"), and Bankers Trust Company, as Agent (the "Agent") for the benefit of the various lenders (the "Banks") from time to time party to the Credit Agreement referred to below. Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement are used herein as therein defined.

                            W I T N E S S E T H :

          WHEREAS, Holdings, the Borrower, the Banks and the Agent have entered into an Amended and Restated Credit Agreement, dated as of February 3, 1998 and amended and restated as of May 29, 1998 (as amended, modified or supplemented from time to time, the "Credit Agreement");

          WHEREAS, on the date hereof, JFLEI owns approximately ___% of the economic interest and voting interest in Holdings' capital stock, and Holdings owns 100% of the economic and voting interest in the Borrower's capital stock;

          WHEREAS, it is a condition precedent to the making of Loans to, and the issuance of Letters of Credit for the account of, the Borrower under the Credit Agreement that JFLEI, Holdings and the Borrower shall have executed and delivered this Agreement; and

          WHEREAS, JFLEI, Holdings and the Borrower will obtain benefits as a result of the making of Loans to, and the issuance of Letters of Credit for the account of, the Borrower under the Credit Agreement and, accordingly, desire to execute and deliver this Agreement in order to satisfy the condition described in the preceding paragraph;

          NOW, THEREFORE, it is agreed:

          1. CERTAIN DEFINED TERMS. As used herein, the following terms shall have the following meanings:

          "Agent" shall have the meaning provided in the first paragraph of this Agreement.

          "Agreement" shall have the meaning provided in the first paragraph of this Agreement.

          "Banks" shall have the meaning provided in the first paragraph of this Agreement.

          "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

          "Capital Call Amount" shall mean (i) in the case of a Capital Call Event of the type described in clause (i) or (ii) of the definition thereof, $4,000,000 or (ii) in the case of a Capital Call Event of the type described in clause (iii) of the definition thereof, an amount equal to the lesser of
(A) $4,000,000 and (B) that amount necessary to be added back to Consolidated EBITDA to result in Holdings' bearing in compliance with Section 9.08 for the Test Period ending closest to March 31, 1999.

          "Capital Call Event" shall mean the first to occur of (i) an Event of Default under Section 10.01 of the Credit Agreement, (ii) an Event of Default under Section 10.05 of the Credit Agreement, and (iii) an Event of Default under Section 10.03 of the Credit Agreement as a result of Holdings' failure to be in compliance with Section 9.08 of the Credit Agreement in respect of the Test Period ending closest to March 31, 1999 (determined, for purposes of this definition, without giving effect to the last sentence contained in the definition of "Consolidated EBIDTA" in the Credit Agreement); it being understood and agreed, however, that if Holdings is in compliance with Section 9.08 of the Credit Agreement for the Test Period ending closest to March 31, 1999 (without giving effect to the contribution of the Capital Call Amount), then a Capital Call Event shall not thereafter occur and this Agreement shall be terminated in accordance with Section 15 hereof.

          "Credit Agreement" shall have the meaning provided in the first recital of this Agreement.

          "Holdings" shall have the meaning provided in the first paragraph of this Agreement.

           "Investment" shall mean a capital contribution to Holdings by JFLEI.

          "Proportionate Share" of each Bank at any time shall mean a fraction (x) the numerator of which is the sum of (I) the aggregate principal amount of all Loans made by such Bank and then outstanding plus (II) the amount (if any) of such Bank's participation at such time in outstanding Swingline Loans and Letter of Credit Outstandings and (y) the denominator of which is the sum of (I) the aggregate principal amount of all Loans then outstanding plus (II) the aggregate amount of all Letter of Credit Outstandings at such time.

          2. REQUIRED CONTRIBUTIONS TO HOLDINGS; ETC. (a) JFLEI hereby absolutely, irrevocably and unconditionally agrees that on the date any Capital Call Event shall have occurred, JFLEI will immediately make an Investment in Holdings in an amount equal to the applicable Capital Call Amount; PROVIDED that to the extent such Capital Call Event arises because of an Event of Default under Section 10.05 of the Credit Agreement or if any such Investment in Holdings cannot be made by any reason whatsoever, then (in either case) JFLEI's Investment shall instead be made by means of the purchase by JFLEI from each of the Banks of a subordinated participation in such Banks' outstanding Loans (and, to the extent provided below, such Banks' participations in outstanding Swingline Loans and Letter of Credit Outstandings), PRO RATA among the Banks based on their respective Proportionate Shares at such time, with such participations to be evidenced by a subordinated participation agreement in form and substance reasonably satisfactory to the Agent. In the event that participations are purchased by JFLEI as provided in this Section 2, then (i) the Total Unutilized Revolving Loan Commitment pursuant to the Credit Agreement shall immediately terminate as provided therein and (ii) the participations purchased from each Bank shall be allocated ratably to the outstanding Loans and participations in Swingline Loans and Letter of Credit Outstandings of the various Banks, although each Bank with a Revolving Loan Commitment shall instead allocate any amounts received in respect of Swingline Loans or Letter of Credit Outstandings first to Revolving Loans, with any excess above the amount of outstanding
Revolving Loans to be held by the Agent as cash collateral for the participations purchased in outstanding Swingline Loans and Letter of Credit Outstandings; PROVIDED, FURTHER, that to the extent the respective Swingline Loans are repaid by the Borrower or the Letter of Credit Outstandings are reduced or repaid without requiring the funding by the respective Bank participating in same (and thereby eliminating the need to use the collateral for the purchased participation therein), any excess funds on deposit with the Agent as a result of the purchase of participations in such contingent obligations shall be reallocated (at the time and to the extent the Agent determines that excess amounts are then held by it) to purchase participations as otherwise required by the immediately preceding sentence.

          (b) Holdings hereby irrevocably agrees that, immediately upon receipt thereof, it will contribute the total Capital Call Amount received by it pursuant to clause (a) of this Section 2 to the capital of the Borrower.

          (c) The Borrower hereby acknowledges, confirms and agrees that immediately upon receipt of the Capital Call Amount it shall apply such amounts as a mandatory repayment of Loans in accordance with the provisions of Sections 4.02(h) and (i) of the Credit Agreement.

          3. PAYMENTS. All payments required to be made pursuant to this Agreement shall be made in Dollars and in immediately available funds, and shall be made on the same basis as provided in Sections 4.03 and 4.04 of the Credit Agreement.

          4. OBLIGATIONS INDEPENDENT. The obligations of JFLEI hereunder are independent of the obligations of any Guarantor, the Borrower or any other party, and a separate action or actions may brought and prosecuted against JFLEI whether or not an action is brought against any Guarantor, the Borrower or any other party and whether or not any Guarantor, the Borrower or any other party shall be joined in any such action or actions. JFLEI waives, to the fullest extent permitted by law, the benefit of statute of limitations affecting its liability hereunder or the enforcement hereof.

          5. CERTAIN WAIVERS BY JFLEI. JFLEI hereby waives notice of acceptance of this Agreement and notice of any liability to which it may apply, and waives presentment, demand of payment, protest, notice of dishonor, or nonpayment of any such liability, suit or taking of other action by Holdings, the Borrower, the Agent or any Bank against, and any other notice to, JFLEI or any other party liable thereon.

          6. ACTIONS RELATING TO OBLIGATIONS UNDER CREDIT AGREEMENT. The Agent or the Banks (or any of the Banks) may (except as shall be required by applicable statute and cannot be waived) at any time and from time to time without the consent of, or notice to, JFLEI, without incurring responsibility to JFLEI, without impairing or releasing the obligations of JFLEI hereunder, upon or without any terms or conditions and in whole or in part:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, alter or increase any of the Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof;

          (b) take and hold security for the payment of the Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (c) exercise or refrain from exercising any rights against the Borrower, any other Credit Party or others or otherwise act or refrain from acting;

          (d) settle or compromise any of the Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower other than the Secured Creditors;

          (e) except as otherwise expressly provided herein, apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Agent or the Banks regardless of what liability or liabilities of JFLEI or the Borrower remain unpaid;

          (f) release or substitute any one or more endorsers, guarantors, Credit Parties or other obligors;

          (g) consent to or waive any breach of, or any act, omission or default under, any of the Credit Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Credit Documents or any of such other instruments or agreements;

          (h) act or fail to act in any manner referred to in this Agreement which may deprive such JFLEI of any right to subrogation against the Borrower to recover any payments made pursuant to this Agreement;

          (i) pursue its rights and remedies under this Agreement and/or under any guaranty of all or any part of the Obligations in whatever order, or collectively, and the Agent and the Banks shall be entitled to JFLEI's performance hereunder, notwithstanding any action taken (or not taken) by the Agent and the Banks to enforce any of its rights or remedies against JFLEI or any other Person, for all or any part of the Obligations or any payment received under this Agreement or any other such guaranty; and/or

          (j) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of JFLEI from its liabilities under this Agreement.

          7. INVALIDITY, ETC., OF OBLIGATIONS. No invalidity, irregularity or unenforceability of all or any of the Loans and/or any of the other Obligations or of any security therefor shall affect, impair or be a defense to this Agreement, and the obligations of JFLEI hereunder shall be absolute and unconditional notwithstanding the occurrence of any event or the existence of any circumstance, including, without limitation, any bankruptcy or insolvency proceeding with respect to JFLEI, Holdings or any of its Subsidiaries or any event or circumstance which would constitute a legal or equitable discharge, except payment in full in cash of all Obligations in accordance with the Credit Agreement.

          8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. In order to induce the Banks to enter into the Credit Agreement, JFLEI makes the following representations, warranties and agreements:

          (i) JFLEI is a duly organized and validly existing limited partnership in good standing under the laws of the State of Delaware and has the power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage.

          (ii) JFLEI has the power and authority to execute, deliver and perform the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement. JFLEI has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          (iii) Neither the execution, delivery or performance by JFLEI of this Agreement, nor compliance by it with the terms and provisions hereof, nor the consummation of the transactions contemplated herein, (x) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (y) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of JFLEI pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement, contract or instrument to which JFLEI is a party or by which it or any of its property or assets is bound or to which it may be subject or (z) will violate any provision of any of the organizational documents of JFLEI.

          (iv) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (x) the execution, delivery and performance of this Agreement or (y) the legality, validity, binding effect or enforceability of this Agreement.

          (v) There are no actions, suits or proceedings pending or, to the knowledge of JFLEI, threatened (x) with respect to this Agreement or (y) that could reasonably be expected to (I) materially and adversely effect the business, operations, property, assets, liabilities or condition (financial or otherwise) of JFLEI or (II) have a material adverse effect on the rights or remedies of the Banks or the Agent hereunder or on the ability of JFLEI to perform its obligations to the Banks or the Agent hereunder.

          (vi) JFLEI is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property.

          (vii) JFLEI or the general partner thereof has the right to call cash capital contributions from the partners of JFLEI in amounts, and at times, sufficient to fund in a timely manner all obligations of JFLEI under this Agreement.

          9. MAINTAIN ABILITY TO FUND OBLIGATIONS. Each of JFLEI and the general partner thereof agrees to take all action as may be necessary so that, at all time prior to the satisfaction and release of all obligations of JFLEI under this Agreement pursuant to Section 15 hereof, JFLEI and/or the general partner thereof shall have the right to call cash capital contributions from the partners of JFLEI in amounts, and at times, sufficient to fund in a timely manner all obligations of JFLEI under this Agreement.

          10. CAPITAL CALL EVENT OF DEFAULT. The following shall constitute a "Capital Call Event of Default":

          JFLEI shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against JFLEI, and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of JFLEI, or JFLEI commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to JFLEI, or there is commenced against JFLEI any such proceeding which remains undismissed for a period of 60 days, or JFLEI is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or JFLEI suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or JFLEI makes a general assignment for the benefit of creditors; or any corporate action is taken by JFLEI for the purpose of effecting any of the foregoing.

          11. WAIVERS OF FAILURES; DELAYS; ETC. No failure or delay on the part of the Agent, any Bank, JFLEI, Holdings, the Borrower or any other Credit Party in exercising any right, power or privilege hereunder and no course of dealing between JFLEI, the Agent, any

Bank, Holdings, the Borrower or any other Credit Party shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Agent or any Bank would otherwise have. No notice to or demand on JFLEI in any case shall entitle JFLEI to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or any Bank to any other or further action in any circumstances without notice or demand.

          12. BENEFIT OF AGREEMENT. This Agreement shall be binding upon JFLEI, Holdings and the Borrower, and their successors and assigns (including, without limitation, any executors or administrators) and shall inure to the benefit of the Agent and the Banks and their successors and assigns. Each of JFLEI, Holdings and the Borrower acknowledges and agrees that this Agreement is made for the benefit of the Agent and the Banks and that the Agent and/or the Banks may enforce all of the obligations of JFLEI, Holdings and the Borrower hereunder directly against them. Neither JFLEI, Holdings nor the Borrower may assign any of its rights or obligations hereunder without the consent of the Required Banks.

          13. AMENDMENTS; WAIVERS. Neither this Agreement nor any provision hereof may be changed, modified, amended or waived except with the written consent of JFLEI, Holdings, the Borrower and the Agent (acting with the consent of the Required Banks).

          14. NOTICES. All notices and other communication hereunder shall be made at the addresses, in the manner and with the effect provided in
Section 13.03 of the Credit Agreement, provided that, for this purpose, the address of JFLEI shall be the address specified opposite its signature below.

          15. TERMINATION OF AGREEMENT. This Agreement shall terminate and be of no further force and effect (except to the extent any party's obligations, if any, arising prior to such time hereunder have not theretofore been fulfilled) upon the earliest of (i) the date on which the Agent gives written notice to JFLEI, Holdings and the Borrower that their obligations under this Agreement have been fulfilled or terminated and (ii) the date on which all Commitments and Letters of Credit under the Credit Agreement have been terminated and all Obligations under the Credit Agreement have been repaid in full in cash in accordance with the requirements of the Credit Agreement.

          16. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF JFLEI, HOLDINGS, THE BORROWER, THE AGENT AND THE BANKS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF JFLEI,

HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. EACH OF JFLEI, HOLDINGS AND THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER SUCH PERSON, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT BROUGHT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER SUCH PERSON. EACH OF JFLEI, HOLDINGS, AND THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PERSON, AT ITS ADDRESS FOR NOTICES PURSUANT TO
SECTION 13.03 OF THE CREDIT AGREEMENT OR AS SET FORTH OPPOSITE ITS SIGNATURE BELOW, AS THE CASE MAY BE, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH OF JFLEI, HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST JFLEI, HOLDINGS OR THE BORROWER IN ANY OTHER JURISDICTION.

          (c) EACH OF JFLEI, HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE
(B) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF JFLEI, HOLDINGS AND THE BORROWER FURTHER IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY COURT OR JURISDICTION, INCLUDING, WITHOUT LIMITATION, THOSE REFERRED TO IN CLAUSE (B) ABOVE, IN RESPECT OF ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT.

          17. COSTS OF ENFORCEMENT; INDEMNITY. (a) JFLEI hereby agrees to pay all out-of-pocket costs and expenses of each of the Agent and each Bank in connection with the enforcement of this Agreement and JFLEI agrees to pay all out-of-pocket costs and expenses of the Agent in connection with any amendment, waiver or consent relating hereto (including, without limitation, in each case, the reasonable fees and disbursements of counsel employed by the Agent and each Bank, as the case may be).

          (b) JFLEI hereby agrees to indemnify and hold the Agent and each Bank free and harmless from and against all loss, cost, damage, and expense, by reason of the inaccuracy costs, which it shall at any time have actually sustained by reason of the inaccuracy or breach of any of the foregoing representations, warranties and covenants.

          18. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with JFLEI, Holdings, the Borrower and the Agent.

          19. HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered as of the date first above written.


Addresses:

450 Park Avenue                         J.F. LEHMAN EQUITY INVESTORS I, L.P.
Sixth Floor
New York, New York 10022
                                        By: J.F.L. Investors, L.L.C.,
Telephone: (212) 634-0100                    its general partner
Telecopier: (212) 634-1155
Attention: Donald Glickman              By: /s/ DONALD GLICKMAN
                                            ----------------------------------
                                            Name:
                                            Title: A Managing Member


Accepted and Agreed to:

BANKERS TRUST COMPANY,
as Agent for the Banks


By: /s/  ANDREW KEITH
    ----------------------------
    Name:
    Title:


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